EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Antonio Treminio, President, Chief Executive Officer, Chief Financial Officer and Treasurer of Immunovative, Inc. (f/k/a Novo Energies Corporation) (the "Company"), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1)  the Annual Report on this Form 10-K of the Company for the year ended March 31, 2011 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (15 U.S.C. 78m or 78o(d)); and

(2)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 16, 2012

/s/ Antonio Treminio
Antonio Treminio
Chief Executive Officer, Chief Financial Officer, Treasurer and
Acting Principal Accounting Officer